Exhibit 99.1

WPP PLC

WPP FINANCE (UK)

CONSENT FORM

For Consent to the Proposed Amendments

Pursuant to the Solicitation Statement/Prospectus referred to below

To: Georgeson Inc., as Information Agent

Banks and Brokers call: (212) 440-9800 (collect) All others call toll-free: (866) 295-8149

By Courier, Hand Delivery or Mail:

199 Water Street, 26th Floor

New York, NY 10038-3560

Attn: Christopher Cinek

By Facsimile Transmission:

(212) 440-9009

Confirm by Telephone:

(212) 440-9107

The consent solicitation is being made by WPP plc (“WPP”) and WPP Finance (UK), an indirect subsidiary of WPP, only to Holders of the 5 7/8% Senior Notes due 2014 of WPP Finance (UK) (the “Notes”) pursuant to the solicitation statement/prospectus (the “Statement”), dated as of March 27, 2009, of WPP and WPP Finance (UK) included within the Registration Statement on Form F-3 filed by WPP with the Securities and Exchange Commission on March 27, 2009. Consents will also be accepted from any other person who has obtained a proxy in a form reasonably acceptable to WPP that authorizes such other person (or person claiming title by or through such other person) to deliver a consent with respect to any Notes on behalf of the Holder. Capitalized terms used but not defined in this Consent Form have the meanings set forth in the Statement, unless otherwise defined herein.

For purposes of the consent solicitation, the Depository Trust Company, Euroclear and/or Clearstream (each, a “Clearance System”) has authorized the Clearance System Participants set forth in the position listing of the Clearance System as of the Record Date to execute Consent Forms as if they were Holders of the Notes held of record in the name of the Clearance System or the name of its nominee. Accordingly, Consents will be accepted from the Clearance System Participants as Holders. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact the Holder of its Notes promptly and instruct such Holder to deliver a Consent on its behalf.

Holders who wish to deliver a consent to the proposed amendments described in the Statement should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, hand delivery, overnight courier or by facsimile (with an original delivered subsequently) to the Information Agent at its address or facsimile number set forth above in accordance with the instructions contained in the Statement and this Consent Form. WPP has the absolute right in its sole discretion to determine whether any purported Consent satisfies the requirements of the consent solicitation and the Indenture, and any such determination will be final and binding on the Holder who delivered such consent or purported consent. Consent Forms must be received by the Information Agent prior to the Expiration Date. Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the Expiration Date (and accepted by WPP as such), and not validly revoked prior to the Effective Time, will be given effect in accordance with the specifications thereof. This Consent Form should not be delivered to WPP or any of its subsidiaries or the Trustee. However, WPP reserves the right to accept any Consent received by it, any of its subsidiaries or the Trustee by any other reasonable means or in any form that reasonably evidences the giving of a consent. Under no circumstances should any person tender or deliver Notes to WPP, any of its subsidiaries, the Trustee or the Information Agent. The method of delivery of this Consent Form and all other required documents to the Information Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Information Agent.

CONSENT

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent Form which shall be read and construed accordingly. The effectiveness of the proposed amendments described in the Statement is subject to the conditions set forth in the Statement.

The undersigned hereby represents and warrants that (i) the undersigned is a Holder of the Notes indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Notes, (ii) in evaluating the consent solicitation, the undersigned has made its own independent appraisal of the consent solicitation and is not relying on any statement, representation or warranty, express or implied, made by WPP, or any of its subsidiaries, the Trustee or the Information Agent not contained in the Statement or this Consent Form and (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with WPP. The representations of the undersigned shall be deemed to be repeated and reconfirmed at the Effective Time (if not already elapsed at the time of giving this consent) and on the Expiration Date. The undersigned will, upon request, execute and deliver any additional documents deemed by WPP to be necessary or desirable to properly deliver the undersigned’s consent.

In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to validly deliver a consent to the proposed amendments described in the Statement, (ii) a Consent Form delivered pursuant to any one of the procedures described under the heading “The Consent Solicitation—How to Consent” in the Statement will constitute a binding agreement between the undersigned, WPP and WPP Finance (UK), subject to the terms and conditions of the consent solicitation and (iii) the undersigned may revoke a consent it grants hereby only in accordance with the procedures set forth in the Statement.

The undersigned acknowledges that by submitting this Consent Form it is giving its consent to the proposed amendments described in the Statement with respect to the aggregate principal amount of Notes specified in the Signature Annex; and that this Consent Form relates to the aggregate principal amount of Notes the undersigned specified by completing the appropriate spaces in the Signature Annex. The undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that by delivering its consent it approves the proposed amendments described in the Statement and the Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters (and directs the Trustee to enter into the Supplemental Indenture), and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of WPP, any of its subsidiaries, the Information Agent or the Trustee and their respective officers, employees, attorneys, advisors, directors and affiliates.

SIGNATURE ANNEX

WPP plc and WPP Finance (UK)—Consent Solicitation

A Clearance System Participant must execute this Consent Form exactly as its name appears on the Clearance System’s position listing as of the Record Date.

1.	The Clearance System participant signing this Signature Annex is:

Participant Account Number:

Company Name:

Company Address:

Contact Person:

Tax Identification Number:

Telephone:

E-mail address:

2.	The Notes with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendments are:

Title	CUSIP	ISIN	Principal Amount

5 7/8% Senior Notes due 2014 of WPP Finance (UK)	92931N-AA-8	US92931NAA81	$

5 7/8% Senior Notes due 2014 of WPP Finance (UK)	G70856-AA-0	USG70856AA08	$

5 7/8% Senior Notes due 2014 of WPP Finance (UK)	92931N-AB-6	US92931NAB64	$

3.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent Form and the Statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:	Date: